EXHIBIT 10:29

                                 PROMISSORY NOTE

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  Principal      Loan Date    Maturity     Loan No.  Call   Collateral    Account      Officer   Initials
$1,529,784.00   06-16-1999   06-16-2000      ***                        3200548-9002      076
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
         References in shaded area are for Lender's use only and do not limit the applicability of this document to an
         particular loan or item. Any item above containing *** has been omitted due to text length limitations.
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BORROWER: Wellington Hall, Limited      LENDER:   Lexington State Bank
          425 John Ward Road                      One LSB Plaza
          Lexington, NC 27292                     PO Box 867
                                                  Lexington, NC 27292

================================================================================
Principal Amount:  $1,529,784.00        Initial Rate: 8.500%
Date of Note: June 16, 1999

PROMISE TO PAY. Wellington Hall, Limited ('borrower") promises to pay to Lexington State Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Five Hundred Twenty Nine
Thousand Seven Hundred Eighty Four & 00/100 Dollars ($1,529,784.00), together with Interest on the unpaid principal balance from June 16, 1999, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 11 regular payments of $19,000.00 each and one Irregular last payment estimated at $1,449,100.26. Borrower's first payment is due July 16, 1999, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on June 16, 2000, and will be for all principal and accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is Lender's Prime Rate (the "Index"). This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 7.750% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.750 percentage points over the Index, resulting in an initial rate of 8.500% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the Interest rate, Lender, at its option, may do one or more of the following: (A) Increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) Increase Borrower's payments to cover accruing Interest. (C) Increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid inters. Rather, early payment will reduce the principal balance due and may result in Borrower's making fewer payments.

LATE CHARGE. If a payment is 15 days or more late Borrower will be charged 4.000% of the unpaid portion of the regularly scheduled payment. This late charge shall be paid to Lender by Borrower to compensate Lender for Lender's extra costs and expenses caused by the late payment.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will bear interest from the date of acceleration or maturity at the variable interest rate on this Note. The Interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related document or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and borrower.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a received for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor or Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determine by Lender, in its sole discretion, as being inadequate reserve or bond

     Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness. In the event of death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     Change In Ownership. Any change in ownership of twenty-five (25%) or more of the common stock of Borrower.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     Insecurity. Lender in good faith believes itself secure.

     Cure Provisions. If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cure the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiate steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect the loan if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lenders's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of North Carolina. This Note has been accepted by Lender in the State of North Carolina.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. Borrower grants to lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges and transfers to Lender, all Borrower's right, title and interest in an to all Borrowers accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law , to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by a Deed of Trust in the amount of $1,829,784.00 dated June 16, 1999, Trustee Services, Inc., Trustee.

Borrower acknowledges this Note is also secured by other collateral as described in Addendum A dated June 16, 1999, executed by Wellington Hall, Limited.

                                PROMISSORY NOTE
                                  (Continued)
================================================================================

YEAR 2000. Borrower warrants and represents that all software utilized in the conduct of its business will have appropriate capabilities and compatibility for operation to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates, in the same manner and with the same functionality as the software does respecting calendar dates falling on or before December 31, 1999. Further the Borrower warrants and represents that the data-related user interface functions, data-fields, and data-related program instructions and functions of the Software include the indication of the century.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower any any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be release from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligation under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ-AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

THIS NOTE IS GIVEN UNDER SEAL AND IT IS INTENDED THAT THIS NOTE IS AND SHALL CONSTITUTE AND HAVE THE EFFECT OF A SEALED INSTRUMENT ACCORDING TO LAW.

GRANTOR:                                (CORPORATE SEAL)
                                        ATTEST: /s/ WILLIAM W. WOODRUFF
                                                -----------------------------
WELLINGTON HALL, LIMITED                        WILLIAM W. WOODRUFF, SECRETARY

BY: /s/ HOYT M. HACKNEY, JR.  (SEAL)    BY: /s/ WILLIAM W. WOODRUFF
    --------------------------             ---------------------------------
    HOYT M. HACKNEY, JR. PRESIDENT OF      WILLIAM W. WOODRUFF, SECRETARY OF
    WELLINGTON HALL, LIMITED               WELLINGTON HALL, LIMITED

================================================================================

                                   ADDENDUM A

REGARDING LEXINGTON STATE BANKS' (LENDER) PROMISSORY NOTES, DATED JUNE 16, 1999 EXECUTED BY WELLINGTON HALL, LIMITED (BORROWER) IN THE RESPECTIVE AMOUNTS OF $1,529,784.00 AND $300,000.00

The above-referenced Promissory Notes are secured by the following collateral. The documents below have been executed by Wellington Hall, Limited:

* Deed of Trust in the amount of $1,829,784.00 dated June 16, 1999, Trustee Services, Inc., Trustee

* Deed of Trust in the amount of $650,000.000 dated April 15, 1987, Joe H. Leonard, Trustee

* Deed of Trust in the amount of $420,000.00 dated February 17, 1984, Joe H. Leonard, Trust

* Commercial Pledge Agreement dated June 16, 1999 covering Assignments of Life Insurance Policies:

     1. Policy Nos. 3058458 and 3069359 by General American Life Insurance company on the life of Hoyt Milton Hackney, Jr.

     2. Policy No. VIYW004826 by CNA/Valley Forge Life Insurance Company on the life of Arthur F. Bingham.

* Commercial Security Agreement dated June 16, 1999 covering all Accounts Receivable, Equipment, Machinery, Furniture and Fixtures now owned or hereafter acquired.

*    Business Loan Agreement dated June 16, 1999.

Acknowledge and agreed this 16th day of June, 1999, this Addendum shall continue in full force and effect until such time as all of Borrower's loans in favor of Lender have been paid in full, in principal, interest, costs, expenses, attorneys' fees, and other fees and charges, or until such time as the parties may agree in writing to terminate this Agreement.

WELLINGTON HALL, LIMITED

By: /s/ Hoyt M. Hackney, Jr.            ATTEST: /s/ William W. Woodruff
    ----------------------------                --------------------------------
    Hoyt M. Hackney, Jr.                        William W. Woodruff


BY: /s/ William W. Woodruff
    ----------------------------
       William W. Woodruff              (CORPORATE SEAL)